UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 8, 2013
Date of Report (date of earliest event reported)

1ST CENTURY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 001-34226

Delaware	26-1169687
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1875 Century Park East, Suite 1400, Los Angeles, California 90067
(Address of principal executive offices including zip code)

(310) 270-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2013, the shareholders of 1st Century Bancshares, Inc. (the “Company”) approved the Company’s 2013 Equity Incentive Plan (the “Plan”), which provides for the grant of up to 750,000 shares of Common Stock to employees, including officers and directors, non-employee directors and consultants. Stock options, stock appreciation rights, restricted stock and other stock awards, and restricted stock units are all available for grant pursuant to the terms and conditions of the Plan.  A complete description of the Plan is included with the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on April 8, 2013 (the Proxy Statement), which description is incorporated herein by reference. As a result of shareholder approval of the Plan, no further grants will be made under the 2004 Founder Stock Option Plan, the Director and Employee Stock Option Plan or the 2005 Equity Incentive Plan (collectively, the “Old Plans”), however the Old Plans shall remain in effect with respect to options and restricted stock awards previously granted.

The Plan, is attached hereto as Exhibit 10.1 and incorporated herein by reference.  In addition, forms of Stock Option Grant Agreement, Restricted Stock Grant Agreement, Restricted Stock Unit Agreement and Stock Appreciation Rights Grant Agreement to be used in conjunction with the Plan, are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2013, 1st Century Bancshares, Inc. held its 2013 annual meeting of stockholders.  The matters voted on at the meeting and the final voting results are as follows:

(1)           The following persons were elected to serve as directors and received the number of votes set forth opposite their respective names:

	Shares Voted For	Withheld	Broker Non-Votes
William W. Brien, M.D.	4,118,883	870,902	1,965,320
Dave Brooks	4,960,983	28,802	1,965,320
Joseph J. Digange	4,960,983	28,802	1,965,320
Jason P. DiNapoli	4,942,883	46,902	1,965,320
Eric M. George	4,007,520	982,265	1,965,320
Alan D. Levy	4,960,983	28,802	1,965,320
Robert A. Moore	4,872,720	117,065	1,965,320
Barry D. Pressman, M.D.	4,955,494	34,291	1,965,320
Alan I. Rothenberg	4,952,858	36,927	1,965,320
Nadine I. Watt	4,078,033	911,752	1,965,320
Lewis N. Wolff	4,855,220	134,565	1,965,320
Stanley R. Zax	4,946,983	42,802	1,965,320

(2)           A proposal regarding the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved by the following vote:

Shares Voted For	Shares Voted Against	Shares Abstained
6,796,356	13,528	145,221

(3)           A proposal to consider and approve the 1st Century Bancshares, Inc. 2013 Equity Incentive Plan was approved by the following vote:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Vote
4,721,013	217,781	50,991	1,965,320

(4)           A proposal to consider and vote upon an advisory (non-binding) proposal to approve the compensation of 1st Century Bancshares, Inc.’s named executive officers was approved by the following vote:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Vote
4,628,789	161,181	199,815	1,965,320

(5)           A proposal to consider and vote upon an advisory (non-binding) proposal regarding whether an advisory vote on the compensation of the 1st Century Bancshares, Inc. named executive officers should be held every one, two or three years received the following votes:

One Year	Two Years	Three Years	Shares Abstained
1,968,267	326,612	2,535,556	159,350

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibits are being filed herewith:

Exhibit No.	Exhibit Description
10.1	2013 1st Century Bancshares, Inc. Equity Incentive Plan
10.2	Form of Stock Option Grant Agreement
10.3	Form of Restricted Stock Grant Agreement
10.4	Form of Restricted Stock Unit Agreement
10.5	Form of Stock Appreciation Rights Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CENTURY BANCSHARES, INC.

Dated: May 10, 2013	By:	/s/ Jason. P. DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer